UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

October 27, 2026
Date of Report (Date of earliest event reported)

Essential Properties Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-38530	82-4005693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Vaughn Drive, Suite 202
Princeton, New Jersey		08540
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(609) 436-0619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.01 par value	EPRT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 — Entry into a Material Definitive Agreement.
Indenture and Notes
On October 30, 2026, Essential Properties, L.P. (the “Issuer”), a Delaware limited partnership and subsidiary of Essential Properties Realty Trust, Inc., a Maryland corporation (the “Guarantor”), issued $517,500,000 aggregate principal amount of its 4.375% Exchangeable Senior Notes due 2032 (the “Notes”).
The Notes are fully and unconditionally guaranteed by the Guarantor (the “Guarantee”). The terms of the Notes are governed by an indenture, dated as of October 30, 2026 (the “Indenture”), by and among the Issuer, the Guarantor and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). A copy of the Indenture, including the Guarantee, and the form of Notes are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Pursuant to the purchase agreement among the Issuer, the Guarantor and the representatives of the initial purchasers of the Notes, the Issuer granted the initial purchasers an option to purchase, for settlement within a period of 13 days from, and including, the date the Notes are first issued, up to an additional $67,500,000 aggregate principal amount of Notes. The Notes issued on October 30, 2026 include $67,500,000 aggregate principal amount of Notes issued pursuant to the full exercise by the initial purchasers of such option.
The Notes and the Guarantee will be senior, unsecured obligations of the Issuer and the Guarantor, respectively, and will be (i) equal in right of payment with the existing and future senior, unsecured indebtedness of the Issuer and the Guarantor, respectively; (ii) senior in right of payment to the existing and future indebtedness of the Issuer and the Guarantor, respectively, that is expressly subordinated to the Notes and the Guarantee, respectively; and (iii) effectively subordinated to the existing and future secured indebtedness of the Issuer and the Guarantor, respectively, to the extent of the value of the collateral securing that indebtedness. The Notes and the Guarantee will be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent the Issuer or the Guarantor, as applicable, is not a holder thereof) preferred equity, if any, of the subsidiaries (excluding the Issuer) of the Issuer and the Guarantor, respectively.
The Notes will accrue interest from and including October 30, 2026 at a rate of 4.375% per annum, payable semi-annually in arrears on January 15 and July 15 of each year, beginning on July 15, 2027. The Notes will mature on January 15, 2032, unless earlier repurchased, redeemed or exchanged. Before October 15, 2031, noteholders will have the right to exchange their Notes only upon the occurrence of certain events. From and including October 15, 2031, noteholders may exchange their Notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. The Issuer will settle exchanges by paying cash up to the principal amount of the Notes exchanged and, if applicable, paying or delivering, as the case may be, cash or shares of the Guarantor’s common stock or a combination thereof, at the Issuer’s election, based on the applicable exchange rate. The consideration due upon exchange will be determined over an observation period consisting of 60 “VWAP Trading Days” (as defined in the Indenture). The initial exchange rate is 32.3860 shares of the Guarantor’s common stock per $1,000 principal amount of Notes, which represents an initial exchange price of approximately $30.88 per share of the Guarantor’s common stock. The exchange rate and exchange price will be subject to adjustment upon the occurrence of certain events. If certain corporate events that constitute a “Make-Whole Fundamental Change” (as defined in the Indenture) occur, then the Issuer will in certain circumstances increase the exchange rate for a specified period of time.
The Notes will be redeemable, in whole or in part (subject to certain limitations described below), for cash at the Issuer’s option at any time, and from time to time, on or after January 21, 2030 and on or before the 60th scheduled trading day immediately before the maturity date, but only if certain liquidity conditions are satisfied and the last reported sale price per share of the Guarantor’s common stock exceeds 130% of the exchange price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Issuer sends the related redemption notice; and (2) the trading day immediately before the date the Issuer sends such notice. In addition, the Notes will be redeemable, in whole or in part, at the Issuer’s option at any time to the extent determined by the Guarantor’s board of directors to be reasonably necessary to preserve the Guarantor’s status as a real estate investment trust for U.S. federal income tax purposes, and the Notes will be redeemable, in whole but not in part, at the Issuer’s option at any time if less than 10% of the aggregate principal amount of Notes initially issued (including Notes issued pursuant to the initial purchasers’ option) remains outstanding, in each case subject to certain conditions. The Issuer may not call less than all of the outstanding Notes for a provisional redemption or a REIT preservation redemption unless at least $100.0 million aggregate principal amount of Notes are outstanding and not called for redemption as of the time the Issuer sends the related redemption notice. The redemption price will be equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, calling any Note for redemption will constitute a Make-Whole Fundamental Change with respect to that Note, in which case the exchange rate applicable to the exchange of that Note will be increased in certain circumstances if it is exchanged after it is called for redemption.
If certain corporate events that constitute a “Fundamental Change” (as defined in the Indenture) occur, then, subject to a limited exception described in the Indenture, noteholders may require the Issuer to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. The definition of Fundamental Change includes certain business combination transactions involving the Guarantor and certain de-listing events with respect to the Guarantor’s common stock.
If a Registration Default Event (as defined in the Registration Rights Agreement referred to below) occurs or is continuing at any time during the period after the regular record date immediately preceding the maturity date and on or before the maturity date (or, if the maturity date is not a business day, the next business day), then the Issuer will pay a cash premium (the “Maturity Premium”) at maturity of certain exchanged Notes in an amount equal to 3% of their principal amount.
The Notes will have customary provisions relating to the occurrence of “Events of Default” (as defined in the Indenture), which include the following:
•certain payment defaults on the Notes (which, in the case of a default in the payment of interest on the Notes, will be subject to a 30-day cure period);
•the Issuer’s failure to send certain notices under the Indenture within specified periods of time;
•a default in the Issuer’s obligation to exchange a Note upon the exercise of the exchange right with respect thereto, if such default is not cured within five days after its occurrence;
•the failure by the Issuer or the Guarantor to comply with certain covenants in the Indenture relating to the ability of the Issuer or the Guarantor to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Issuer or the Guarantor, as applicable, and its subsidiaries, taken as a whole, to another person;
•a default by the Issuer or the Guarantor in its other obligations or agreements under the Indenture or the Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture;
•certain defaults by the Issuer, the Guarantor or any of their respective significant subsidiaries with respect to indebtedness for borrowed money of at least $50,000,000;
•the Issuer or the Guarantor denies or disaffirms its obligations under the Registration Rights Agreement described below;
•certain events of bankruptcy, insolvency and reorganization involving the Issuer, the Guarantor or any of their respective significant subsidiaries; and
•the guarantee of the Notes ceases to be in full force and effect (except as permitted by the Indenture) or the Guarantor denies or disaffirms its obligations under its guarantee of the Notes.
If an Event of Default involving bankruptcy, insolvency or reorganization events with respect to the Issuer or the Guarantor (and not solely with respect to a significant subsidiary of the Issuer or the Guarantor (other than the Issuer)) occurs, then the principal amount of, and all accrued and unpaid interest on, and the Maturity Premium, if any, in respect of, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other Event of Default occurs and is continuing, then, the Trustee, by notice to the Issuer, or noteholders of at least 25% of the aggregate principal amount of Notes then outstanding, by notice to the Issuer and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, and the Maturity Premium, if any, in respect of, all of the Notes then outstanding to become due and payable immediately. However, notwithstanding the foregoing, the Issuer may elect, at its option, that the sole remedy for an Event of Default relating to certain failures by the Guarantor to comply with certain reporting covenants in the Indenture consists exclusively of the right of the noteholders to receive special interest on the Notes for up to 360 days at a specified rate per annum not exceeding 0.50% on the principal amount of the Notes.

The descriptions of the Indenture and the Notes in this Current Report on Form 8-K are summaries and are not complete. A copy of the Indenture and the form of the certificate representing the Notes are filed as exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K, and the above summaries are qualified in their entirety by the terms of the Indenture and the Notes set forth in such exhibits.
Registration Rights Agreement
In connection with the initial issuance of the Notes, the Issuer and the Guarantor entered into a registration rights agreement (the “Registration Rights Agreement”) with the representatives of the initial purchasers. Pursuant to the Registration Rights Agreement, the Guarantor agreed to prepare and file with the Securities and Exchange Commission (the “SEC”) a resale registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the resale of the shares of the Guarantor’s common stock, if any, issuable upon exchange of the Notes by beneficial owners of the shares who satisfy certain conditions and timely provide certain information to the Issuer. Subject to certain exceptions and limitations, the Registration Rights Agreement requires the Guarantor to use commercially reasonable efforts to cause the resale registration statement to:
•become effective under the Securities Act by the “resale registration statement effectiveness deadline date,” which is the date that is 180 days after the date the Notes are first issued; provided, however, that if the Guarantor (whether directly or indirectly through one or more of its subsidiaries) has completed a significant acquisition and has not filed the financial statements required by Regulation S-X under Securities Exchange Act of 1934, as amended, for such significant acquisition with the SEC by the date that would otherwise be the resale registration statement effectiveness deadline date, then the resale registration statement effectiveness deadline date will instead be the earlier of (i) the 210th day after the date the Notes are first issued; and (ii) the 30th calendar day after the date such financial statements are first filed (or, if earlier, are required to be filed) with the SEC; and
•remain continuously effective and usable for a specified period of time.
However, the Guarantor will have the right, in certain circumstances, to suspend the availability of the resale registration statement during “blackout periods” if there occurs or exists any pending corporate development, filing with the SEC or any other event, in each case that makes such suspension appropriate in the Guarantor’s reasonable judgment. The Guarantor’s right to institute or maintain blackout periods will be limited such that all blackout periods, together, may not exceed an aggregate of (i) 45 (or, in the case of certain proposed or pending material business transactions, up to 60) calendar days (whether or not consecutive) in any 90 consecutive calendar day period; or (ii) 90 (or, in the case of certain proposed or pending material business transactions, up to 120) calendar days (whether or not consecutive) in any 360 consecutive calendar day period.
During the period when the resale registration statement must remain effective, the Registration Rights Agreement requires the Guarantor to make filings with the SEC to name new selling securityholders in the related prospectus or prospectus supplement to enable them to resell their shares of the Guarantor’s common stock, if any, issuable upon exchange of the Notes pursuant to the resale registration statement.
The Registration Rights Agreement and the Indenture provide that additional interest will accrue on certain Notes during the continuance of a Registration Default Event (as defined in the Registration Rights Agreement). Subject to certain limitations, additional interest will accrue:
•on all of the outstanding Notes for each day on which the resale registration statement is not on file with the SEC, effective under the Securities Act or usable during the period when it is required to be pursuant to the Registration Rights Agreement, but only to the extent that the number of days on which the resale registration statement is not so on file, effective or usable (inclusive of any blackout period) exceeds (1) 45 (or, in the case of certain proposed or pending material business transactions, 60) calendar days (whether or not consecutive) in any 90 consecutive calendar day period; or (2) 90 (or, in the case of certain proposed or pending material business transactions, 120) calendar days (whether or not consecutive) in any 360 consecutive calendar day period; provided, however, that no additional interest will accrue pursuant to the provision described in this bullet point as a result of the resale registration statement becoming unavailable in connection with the filing of certain post-effective amendments, but only to the extent that such unavailability does not exceed five business days; and

•on any outstanding Note (and only such Note) for certain periods during which, due to an omission by the Guarantor, the registrable securities associated with such Note are not covered by the applicable resale registration statement or related prospectus or prospectus supplement, subject to the conditions and limitations set forth in the Registration Rights Agreement.
Subject to certain limitations, any additional interest that accrues on a Note will, regardless of the number of events giving rise to such accrual, accrue at a rate per annum equal to 0.25% of the principal amount thereof for the first 90 days on which additional interest accrues and, thereafter, at a rate per annum equal to 0.50% of the principal amount thereof.
The Registration Rights Agreement requires the Issuer and the Guarantor to indemnify certain holders and their affiliated parties for certain losses arising in connection with material misstatements or omissions (or alleged material misstatements or omissions) in the resale registration statement or related documents.
The description of the Registration Rights Agreement in this Current Report on Form 8-K is a summary and is not complete. A copy of the Registration Rights Agreement is filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated by reference, and the above summary is qualified in its entirety by the terms of the Registration Rights Agreement set forth in such exhibit.
Capped Call Transactions
On October 27, 2026, in connection with the pricing of the offering of Notes, the Issuer and the Guarantor entered into privately negotiated capped call transactions (the “Base Capped Call Transactions”) with certain of the initial purchasers or their affiliates and certain other financial institutions (the “Option Counterparties”). In addition, on October 28, 2026, in connection with the initial purchasers’ exercise of their option to purchase additional Notes, the Issuer and the Guarantor entered into additional capped call transactions (the “Additional Capped Call Transactions,” and, together with the Base Capped Call Transactions, the “Capped Call Transactions”) with each of the Option Counterparties. The Capped Call Transactions cover, subject to customary anti-dilution adjustments, the aggregate number of shares of the Guarantor’s common stock that initially underlie the Notes, and are expected generally to reduce potential dilution to the Guarantor’s common stock upon any exchange of Notes and/or offset any cash payments the Issuer is required to make in excess of the principal amount of exchanged Notes, as the case may be, with such reduction and/or offset subject to a cap, based on the cap price of the Capped Call Transactions. The cap price of the Capped Call Transactions is initially approximately $36.25 per share (subject to adjustment under the terms of the Capped Call Transactions), which represents a premium of approximately 35% over the last reported sale price of the Guarantor’s common stock of $26.85 per share on the New York Stock Exchange on October 27, 2026. The cost of the Capped Call Transactions was approximately $21.5 million.
The Capped Call Transactions are separate transactions, each among the Issuer, the Guarantor and the applicable Option Counterparty, and are not part of the terms of the Notes and will not affect any holder’s rights under the Notes or the Indenture. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.
The above description of the Capped Call Transactions is a summary and is not complete. A copy of the form of confirmation for the Capped Call Transactions is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the confirmation set forth in such exhibit.
Item 2.03 — Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure set forth in Item 1.01 above under the caption “Indenture and Notes” is incorporated by reference into this Item 2.03.
Item 3.02 — Unregistered Sales of Equity Securities.
The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The Notes and the Guarantee were issued to the initial purchasers in reliance upon Section 4(a)(2) of the Securities Act in transactions not involving any public offering. The Notes were resold by the initial purchasers to persons whom the initial purchasers reasonably believe are “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Securities Act. Any shares of the Guarantor’s common stock that may be issued upon exchange of the Notes will be issued in reliance upon Section 4(a)(2) of the Securities Act in transactions not involving any public offering. Initially, 19,273,719 shares of the Guarantor’s common stock will underlie the Notes, based on the initial maximum exchange rate of 37.2439 shares of common stock per $1,000 principal amount of Notes, the actual number of shares, if any, issuable upon exchange will depend on the applicable exchange rate, the settlement method used to settle exchanges of the Notes and other provisions of the Indenture, including customary anti-dilution event adjustments.
Item 9.01 — Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, including the Guarantee, dated as of October 30, 2026, among the Issuer, the Guarantor and the Trustee
4.2	Form of certificate representing the 4.375% Exchangeable Senior Notes due 2032 (included as Exhibit A to Exhibit 4.1)
4.3	Registration Rights Agreement, dated as of October 30, 2026, among the Issuer, the Guarantor and the representatives of the initial purchasers named therein
10.1	Form of Confirmation for Capped Call Transactions
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2026	ESSENTIAL PROPERTIES REALTY TRUST, INC.

	By:	/s/ Robert W. Salisbury
Robert W. Salisbury
Executive Vice President, Chief Financial Officer, Chief Strategy Officer and Secretary